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                                                                   EXHIBIT 10.93

                                 FIRST AMENDMENT
                                       TO
                           2000 EQUITY INCENTIVE PLAN
                                       OF
                        COUNTRYWIDE FINANCIAL CORPORATION
                    (AMENDED AND RESTATED NOVEMBER 12, 2003)

         WHEREAS, the Board of Directors of Countrywide Financial Corporation (the "Company") declared a stock dividend effective as of December 17, 2003 which represents a 4-for-3 split of the Company's common stock;

         WHEREAS, pursuant to Section 8.2 of the 2000 Equity Incentive Plan of Countrywide Financial Corporation (as Amended and Restated November 12, 2003) (the "2000 Stock Plan"), the Compensation Committee of the Board of Directors ("the Committee") shall appropriately and equitably adjust the number of shares of common stock or other securities which are subject to the 2000 Stock Plan or subject to any Awards theretofore granted, including the exercise or settlement price of Options, so as to maintain the proportionate number of shares or other securities which are subject to the 2000 Stock Plan without changing the aggregate exercise or settlement price; and

         WHEREAS, The Committee wishes to amend Section 8.2 to enable the Board to make such adjustments by resolution or, alternatively, for such adjustments to be automatic.

         NOW THEREFORE, the 2000 Stock Plan is amended to read as follows effective December 17, 2003.

         1.       Section 3.1, Aggregate Limits, is hereby deleted and new
                  Section 3.1, is inserted in its place as follows:

                  "AGGREGATE LIMITS. The aggregate number of shares of the Company's common stock, par value $.05 per share ("Shares"), that may be made the subject of Awards granted under this Plan is 22,333,333, of which a maximum of 1,333,333 Shares may be issued in the form of Restricted Stock (as defined below). The maximum number of shares subject to the Plan shall be adjusted as provided in Section 8 of the Plan upon a change in the capital structure of the Company. The maximum number of Shares that may be made the subject of Awards to Nonemployee Directors under this Plan in any one calendar year is 83,333 with respect to Options and 40,000 shares with respect to Restricted Stock. The Company shall reserve for the purpose of this Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board."

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         2.       Section 3.2, Tax Code Limits, is hereby deleted and new
                  Section 3.2 is inserted in its place as follows:

                  "TAX-CODE LIMITS. The aggregate number of Shares subject to Options granted under this Plan during any calendar year to any one Eligible Person, shall not exceed 4,000,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under
                  Section 8 only to the extent that such adjustment will not affect the status of any Option intended to qualify as "performance based compensation" under Code Section 162(m). The foregoing limitations shall not apply to the extent that they are no longer required in order for compensation in connection with grants under this Plan to be treated as "performance-based compensation" under Code Section 162(m)."

         3. Section 8.2, Adjustments Upon Certain Events, is hereby deleted, and new Section 8.2 is inserted in its place as follows:

                  "ADJUSTMENTS UPON CERTAIN EVENTS. If the outstanding shares of common stock or other securities of the Company, or both, for which the restrictions upon Restricted Stock have lapsed or for which an Option is then exercisable or as to which an Option is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split or reverse stock split, combination of shares, recapitalization, or reorganization, the Committee or the Board shall appropriately and equitably adjust the number and kind of shares of common stock or other securities which are subject to the Plan or subject to any Awards theretofore granted, including the exercise or settlement prices of Options, so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise or settlement price; provided, however, that such adjustment shall be made only to the extent that such adjustment will not affect the status of an Option intended to qualify as an ISO or as "performance based compensation" under Code Section 162(m). In the event the Committee or Board do not otherwise act pursuant to its prescribed authority, that in the event of a stock split, the number of shares available under the Plan or subject to any individual limits or award type limitations shall be automatically adjusted to reflect the ratio of the stock split. Additionally any outstanding Awards shall be adjusted by proportionately increasing the number of shares covered by, and for stock options, proportionately decreasing the exercise price set forth in, the applicable options. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon the lapse of any restrictions upon Restricted Stock or any exercise of Options theretofore granted, the Participant shall be entitled, in the case of Restricted Stock, to the number of shares or, in the case of Options, to purchase under such Options, in lieu of the number of shares of common stock as to which such Options shall then be exercisable, the number and

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                  class of shares of stock, securities, cash, property or other consideration to which the Participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Participant had been the holder of record of the number of shares of Restricted Stock or, as applicable, common stock as to which Options is then exercisable."

         IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer this 14th day of April, 2004.

                                      Countrywide Financial Corporation

                                      By: /s/ Thomas H. Boone
                                          --------------------------------------
                                              Thomas H. Boone
                                              Senior Managing Director,
                                              Chief Administrative Officer

/s/ Gerard A. Healy
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Gerard A. Healy
Assistant Secretary